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                                                                     EXHIBIT 5.1


                           Morgan, Lewis & Bockius LLP
                               Guiollettstrasse 54
                             60325 Frankfurt am Main
                           Federal Republic of Germany




July 31, 1998

SAP Aktiengesellschaft Systeme, Anwendungen,
   Produkte in der Datenverarbeitung
Neurottstrasse 16
69190 Walldorf
Federal Republic of Germany

Re:      Form S-8 Registration Statement Relating to the SAP
         America, Inc. Employee Discount Stock Purchase Plan (the "Plan")

As your counsel, we have assisted in the preparation of the above-referenced registration statement (the "Registration Statement") for filing with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 100,000 non-voting preference shares, without nominal value (the "Preference Shares"), of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung (the "Company"), which may be offered pursuant to the Plan in the form of American Depositary Shares (the "ADS") evidenced by American Depositary Receipts, each ADS representing one-twelfth of one Preference Share. For purposes of this opinion we have examined the Company's Articles of Association (Satzung) and such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies. Furthermore, we have relied as to certain factual matters on information obtained from officers of the Company.

Based upon the foregoing, it is our opinion that the Preference Shares are validly issued, fully paid and non-assessable under the laws of the Federal Republic of Germany.

The foregoing opinion is limited to the laws of the Federal Republic of Germany and we express no opinion as to the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP